BY-LAWS OF

                              PANAMSAT CORPORATION

                            (A Delaware Corporation)


                                    ARTICLE I

                                     Offices

                  SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.

                  SECTION 2. Principal Office and Other Offices. The principal place of business of the Corporation may be located in the State of Connecticut or such other state as the Board of Directors may from time to time determine. The Corporation may have other offices, either within or without the States of Delaware and Connecticut, at such place or places as the Board of Directors shall from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.


                                   ARTICLE II

                            Meetings of Stockholders

                  SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

                  SECTION 2. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held within one hundred fifty days after the end of each fiscal year of the Corporation, on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

                  SECTION 3. Special Meetings. Special meetings of stockholders, unless otherwise prescribed by statute, may be

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called at any time by the  Chairman of the Board,  the  President,  the Board of
Directors or any officer designated by the Board of Directors.

                  SECTION 4. Notice of Meetings. Except as otherwise expressly required by the General Corporation Law of the State of Delaware, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Notice by mail shall be deemed given at the time when the notice is deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

                  SECTION 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in, alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the

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meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 6. Quorum, Adjournments. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presence, in person or by proxy, of the holders of record of a majority of the votes of the outstanding shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. If, however, such quorum is not present at any meeting of stockholders, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken and provided, however, if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed by the Board of Directors, a notice of the adjourned meeting conforming to the requirements of Section 4 of this Article II, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meetings.

                  SECTION 7. Organization; Procedure. At each meeting of stockholders, the Chairman of the Board, or, in the Chairman's absence, the President shall act as chairman of the meeting. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders; and in the Secretary's absence, the Chairman, or in the Chairman's absence, the President shall appoint a person to act as Secretary of the meeting. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

                  SECTION 8. Proxies; Voting by Ballot. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at

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

or prior to the time designated in the order of business for so delivering such proxies. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there by such proxy, and shall state the number of shares voted.

                  SECTION 9. Action by Consent. Subject to the Corporation's Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

                  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referenced to therein unless, within sixty days of the date the earliest dated consent is delivered to the Corporation, a written consent of consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section 9.

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                                   ARTICLE III

                               Board of Directors

                  SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  SECTION 2. Number and Term of Office. The number of directors constituting the initial Board of Directors shall be five which number may be modified from time to time as provided in the Certificate of Incorporation of the Corporation. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-Laws, the directors shall be elected at the annual meeting of stockholders and each director shall hold office until a successor is elected and qualified, or until such director's earlier resignation, removal or death. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware.

                  SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

                  SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

                  SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. After there has been such determination, and notice thereof has been once given

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to each  member  of the Board of  Directors,  regular  meetings  of the Board of
Directors may be held without further notice being given.

                  SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or President on three days' notice to each director, either personally or by telephone or by telegram; special meetings shall be called by the Chairman or the President or Secretary in like manner and in like notice on written request of two directors. Notice of each special meeting of the Board of Directors shall state the date, time and place of the meeting and the purpose and purposes for which it is called. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  SECTION 7. Quorum and Manner of Acting. The presence of four-fifths of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

                  SECTION 8. Organization. At each meeting of the Board of Directors, the Chairman or, in the absence of the Chairman, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside at such meeting. The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

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                  SECTION 9.  Resignations.  Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt by the Chairman, President or Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 10. Vacancies. Whenever any vacancy shall occur in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, it may, except as required by applicable law or as otherwise provided in the Corporation's Certificate of Incorporation, be filled by the vote of a majority of the directors then in office, though less than a quorum, for the balance of the term and until a successor shall be duly chosen.

                  SECTION 11. Removal of Directors. Any Director may be removed as provided in the Certificate of Incorporation.

                  SECTION 12. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

                  SECTION 13. Committees. Subject to any necessary approval of stockholders in accordance with the Certificate of Incorporation, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Corporation's Certificate of Incorporation (except that a committee may, to the extent

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authorized in the resolution or resolutions providing for the issuance of shares of stock  adopted by the Board of  Directors  as provided in  subsection  (a) of
Section 151 of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to
dividends,   redemption,   dissolution,   any  distribution  of  assets  of  the
Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation under Section 251 or
Section 252 of the General Corporation Law of the State of Delaware, authorize or recommend to the stockholders the acquisition, sale, lease or exchange of all or any substantial part of the Corporation's property or assets other than specific acquisitions or dispositions designated by the Board of Directors, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-Laws of the Corporation; and unless the resolution of the Board of Directors or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock pursuant to Section 253 of the General Corporation Law of the State of Delaware.

                  SECTION  14.  Action  by  Consent.  Unless  restricted  by the
Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

                  SECTION 15. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.


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                                   ARTICLE IV

                                    Officers

                  SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman, a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. Any number of offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

                  SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, Chairman or President, respectively. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

                  SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors called for that purpose at which a quorum is present.

                  SECTION 4. Chairman of the Board. The Chairman of the Board shall be a member of the Board, the chief executive officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall advise and counsel with the President, and in his absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

                  SECTION 5. The President. The President shall be the chief operating officer of the Corporation. He shall, in the absence of the Chairman of the Board, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President


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and chief  executive  officer and such other  duties as may from time to time be assigned to him by the Board of Directors.

                  SECTION 6. Vice President. Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President or the Chairman. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

                  SECTION 7.  Treasurer.  The Treasurer shall:

                  (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

                  (b)  keep  full  and   accurate   accounts  of  receipts   and
         disbursements in books belonging to the Corporation;

                  (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

                  (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

                  (e) disburse the funds of the Corporation and supervise the investments of its funds,

                  (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

                  (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

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

In the event that any officer of the Corporation other than the Treasurer shall be designated as the Corporation's chief financial officer, the Treasurer shall share the foregoing powers and duties with such chief financial officer, and all references in these By-Laws to the Treasurer shall be deemed to include such chief financial officer of the Corporation.

                  SECTION 8.  Secretary.  The Secretary shall:

                  (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

                  (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                  (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION 9. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause.

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

                  SECTION 10. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

                  SECTION 11. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors upon the recommendation of the chief executive officer. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.


                                    ARTICLE V

                      Stock Certificates and Their Transfer

                  SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owed by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall he set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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

                  SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  SECTION  3.  Lost  Certificates.  The Board of  Directors  may
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  SECTION 4. Transfers of Stock. Subject to any restrictions imposed on the ownership of the Corporation's stock by applicable law or the Certificate of Incorporation, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer as the Corporation or its agents may require, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

                  SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates


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

representing shares to bear the signature of any such transfer agents or registrars.

                  SECTION 6. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 7. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof.


                                   ARTICLE VI

                    Indemnification of Directors and Officers

                  SECTION 1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of


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

another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  SECTION 3. Indemnification in Certain Cases. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  SECTION 4. Procedure. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of those directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

                  SECTION 5. Advances for Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

                  SECTION 6. Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  SECTION 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

                  SECTION 8. Definition of Corporation. For the purposes of this
Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                  SECTION 9. Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                   ARTICLE VII

                               General Provisions

                  SECTION 1. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares o(pound) capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors in such amounts and at such time or times as the Board of Directors may determine, and any such dividend.

                  SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to fume, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

                  SECTION 3. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

                  SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  SECTION 5. Checks, Notes, Drafts Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer or officers, or such agent or agents of the Corporation and in such manner as from time to time may be designated by the Board of Directors the Chairman or the President of the Corporation.

                  SECTION 6. Execution of Instruments. Except as may otherwise be required by law or the Certificate of Incorporation, the Chairman, the President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Except as may otherwise be required by law or the Certificate of Incorporation, the Board of Directors, the Chairman or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

                  SECTION 7. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, the Chairman, the President, or any other officer designated by resolution of the Board of Directors, subject to any applicable provisions of law and the Certificate of Incorporation. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors, the Chairman, the President or the officer designated by the Board of Directors under this Section shall authorize. When so authorized, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by installments executed and delivered in the name of the Corporation.

                  SECTION 8. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chairman or the President, or by such officers or agents as may be authorized by the Board of Directors, the Chairman or the President to make such determination.

                  SECTION 9. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman, the President or any Vice President or such other officer or individual as the Board of Directors may authorize shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock, subject to any applicable provisions of law and the Certificate of Incorporation. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting, subject to any applicable provisions of law and the Certificate of Incorporation. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

                  SECTION 10. Books and Records: Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                  ARTICLE VIII

                                   Amendments

                  Except as set forth in the Certificate of Incorporation, these By-Laws may be amended or repealed or new by-laws adopted (a) by action of the stockholders entitled to vote thereon at any annual meeting of stockholders or any special meeting thereof, if notice thereof is contained in the notice of such special meeting, by the affirmative vote of a majority of the votes of the shares entitled to vote thereon or (b) by action of the Board of Directors at a regular or special meeting thereof. Except as set forth in the Certificate of Incorporation, the Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to, or repeal the By-Laws of the Corporation, but any by-law adopted by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.


                                   ARTICLE IX

                             Inconsistent Provisions

                  In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.


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